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                                                                    EXHIBIT 5.1


August 20, 1997


T&W Financial Corporation
6416 Pacific Highway East
Tacoma, Washington 98424

       RE:  2,944,000 SHARES OF COMMON STOCK OF T&W FINANCIAL CORPORATION

Ladies and Gentlemen:

We have acted as counsel for T&W Financial Corporation (the "Company"), a Washington corporation, in connection with the (i) authorization and issuance of 2,200,000 shares of common stock of the Company, $.01 par value per share (the "Issuer Shares"), (ii) the sale of a total of 360,000 shares of common stock of the Company by Michael A. Price, Thomas W. Price, Paul B. Luke and Kenneth W. McCarthy, Jr. (the "Selling Shareholder Shares"), (iii) the sale of up to an additional 384,000 shares of common stock of the Company by the Company pursuant to an over-allotment option granted to the underwriters (the "Option Shares") and (iv) the preparation of a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended. We have examined the Registration Statement and such other documents as we deem necessary for the purpose of this opinion.

Based on the foregoing, we are of the opinion that:

1. Upon effectiveness of the Registration Statement, and the receipt by the Company of the consideration from the sale of the Issuer Shares as contemplated by the Registration Statement, the Issuer Shares will be duly authorized, validly issued, fully paid and non-assessable.

2. The Selling Shareholder Shares are duly authorized, validly issued, fully paid and non-assessable.

3. Upon effectiveness of the Registration Statement and the receipt by the Company of the consideration from the sale of the Option Shares as contemplated by the Registration Statement, the Option Shares will be duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement under the caption "Legal Matters."


Very truly yours,


/s/ ALAN KOSLOW
---------------

Alan Koslow
   for
GRAHAM & JAMES LLP